EXHIBIT 10.26

                  AMENDED AND RESTATED STOCK TRADING PLAN

     This Amended and Restated Stock Trading Plan (the "Amended Plan") is being adopted by Ashland Inc. (the "Company") to amend and restate the Stock Trading Plan (the "Plan") with Credit Suisse Securities (USA) LLC ("Credit Suisse") originally dated September 14, 2006. The Amended Plan is intended to facilitate the repurchase of its common stock (the "Shares"). This Amended Plan is entered into on this 20th day of September, 2006, and shall terminate on the earlier of either the purchase of a total of six million Shares under the Amended Plan or March 31, 2007. Notwithstanding the foregoing, the Company may terminate this Amended Plan at any time by providing written notice of termination prior to such termination date.

     To dispel an inference that the Company is trading in the Shares on the basis of, while using, when in possession of, or when aware of material nonpublic information; or that the trades in the Shares evidence Company's knowledge of material nonpublic information, or information at variance with Company statements to investors; Company has determined to instruct Credit Suisse to purchase a pre-determined amount of Shares pursuant to the instructions set forth in Exhibit A.

     The Company hereby represents, warrants and acknowledges that:

     1. As of the date of this Amended Plan, the Company is not aware of any material nonpublic information regarding it and is not subject to any legal, regulatory or contractual restriction or undertaking that would prevent Credit Suisse from acting upon the instructions set forth in Exhibit A;

     2. The Company is entering into this Amended Plan in good faith and not as part of any scheme to evade the prohibitions of Rule 10b5-1 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     3. The Company has not entered into, and will not enter into, any corresponding or hedging transaction or position with respect to the Shares;

     4. Credit Suisse may make a market in the Shares and will continue to engage in market-making activities while executing transactions on behalf of the Company pursuant to the Amended Plan;

     5. The Company may not  discuss  with Credit  Suisse the timing of the
trading  in  the  Shares  (other  than  to  confirm  this  Amended   Plan's
instructions set forth in Exhibit A and describe them if necessary);

     6. The Company will execute all purchases pursuant to Rule 10b-18 from or through only one broker or dealer on any single day, subject to the exemption set forth in Rule 10b-18(b)(1)(i);

     7. Payment for shares purchased pursuant to this letter will be made in accordance with normal settlement procedures; and

     8. It is the intent of the Company that this Amended Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and this Amended Plan shall be interpreted to comply with Rule 10b5-1(c).

     Credit Suisse agrees that:

     1. Shares will be purchased in accordance with Rule 10b-18 of the Exchange Act;

     2. It shall make such repurchases in accordance with the instructions set forth on Exhibit A. However, the total number of Shares to be purchased on any day shall not exceed the then applicable volume limitation of Rule 10b-18 under the Exchange Act.

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     3. Purchases made by Credit Suisse shall be made in the open market as per instructions provided by the Company.

     4. Credit Suisse shall provide price and volume information daily with respect to each purchase executed on the Company's behalf as well as other market data that the Company may reasonably request.

     Company authorizes and directs Company's insider trading personnel to take all necessary steps to effect the instructions described in this Amended Plan. This Amended Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to such State's conflict of laws rules.


Credit Suisse Securities (USA) LLC        Ashland Inc.

By:  /s/Craig Wiele                       By:   /s/Lynn Freeman
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Print Name:  Craig Wiele                  Print Name:  Lynn Freeman
----------------------------------        ---------------------------------

Title:  Director                          Title: Manager, Long-Term Finance
----------------------------------        ---------------------------------

Date:   September 20, 2006                Date:   September 20, 2006
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                                                                  EXHIBIT A

                         SHARE TRADING INSTRUCTIONS
          for Ashland Inc. Amended and Restated Stock Trading Plan
                          Dated September 20, 2006


     Repurchases of Ashland's Shares pursuant to the Amended Plan shall commence on October 2, 2006 and Credit Suisse shall comply with the instructions set forth herein each day on which Ashland's Shares are traded on the New York Stock Exchange until the Amended Plan is terminated.

     Ashland's Board of Directors has declared that a special dividend of $10.20 per share be paid on October 25, 2006, to common stock shareholders of record on October 10, 2006 (the "Special Dividend"). Purchases under this Amended Plan prior to the "ex-dividend" trading date (October 26, 2006) are to be made as follows:

     PRICE RANGE                     DAILY REPURCHASE AMOUNT (SHARES)*
     Above $72                                     50,000
     $70.01 - $72.00                               65,000
     $68.01 - $70.00                               90,000
     $66.01 - $68.00                              112,500
     $64.01 - $66.00                              125,000
     $62.01 - $64.00                              150,000
     $60.01 - $62.00                              185,000
     $60 and Below                                250,000

     For purchases under this Amended Plan made on an "ex-dividend" basis, the "Price Range" above shall be adjusted downward to directly reflect the per share amount of the Special Dividend as follows:

     PRICE RANGE                     DAILY REPURCHASE AMOUNT (SHARES)*
     Above $61.80                                  50,000
     $59.81 - $61.80                               65,000
     $57.81 - $59.80                               90,000
     $55.81 - $57.80                              112,500
     $53.81 - $55.80                              125,000
     $51.81 - $53.80                              150,000
     $49.81 - $51.80                              185,000
     $49.80 and Below                             250,000

*All purchases under this Amended Plan are intended to be executed in a manner that permits the "safe harbor" from liability for manipulation of the price of a security under the Securities Exchange Act of 1934 (the "Exchange Act") as specifically set forth in Exchange Act Rule 10b-18 to apply. As such, "Daily Repurchase Amount" shall mean the lesser of the amount of Shares referenced in this column or the maximum amount of Shares which are permitted within the safe harbor provisions of Rule 10b-18.

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     If the price stays within a particular Price Range during a given day,
Credit Suisse shall purchase the Daily Repurchase Amount in that range for that day.

     If the price drops into a lower Price Range during a given day, Credit Suisse shall increase purchases to buy up to the Daily Repurchase Amount for the lower price band. However, if the price drops by more than $2.50 per share during a given day, Credit Suisse shall purchase the maximum number of shares which are permitted within the safe harbor provisions of Rule 10b-18.

     If the price increases to a higher Price Range during a given day and Credit Suisse has already exceeded the Daily Repurchase Amount in the Price Range for the higher Price Range, then Credit Suisse shall not make any additional purchases within that Price Range. If Credit Suisse has not exceeded the Daily Repurchase Amount in the higher Price Range, then Credit Suisse shall continue to buy shares in the range up to the Daily Repurchase Amount in the higher Price Range.

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